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Exhibit 10.17

THINKORSWIM GROUP INC.

FORM OF RESTRICTED STOCK AWARD AGREEMENT
UNDER THE AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN

        thinkorswim Group Inc., a Delaware corporation (the "Company"), hereby awards and issues to                        (the "Participant"), effective as of XXX, XXX shares ("Restricted Stock") of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to and in all respects subject to the terms and conditions of the Company's Amended and Restated 2004 Restricted Stock Plan, as amended from time to time (the "Plan"), which is incorporated herein in its entirety by reference. Capitalized terms not otherwise defined in this agreement (this "Agreement") shall have the meaning given to such terms in the Plan.

        1.     Vesting Schedule.    The shares of the Restricted Stock shall vest as set forth below:

Vesting Date	Cumulative Shares of Restricted Stock Vested After Such Vesting Date
XXX, 20	XXX
XXX, 20	XXX

        2.     Transferability.    Shares of Restricted Stock that have not vested may not be sold, assigned, transferred, pledged, or otherwise disposed of under any circumstances during the applicable Restricted Period (as hereinafter defined) unless otherwise provided by the Plan. The Restricted Stock shall not be subject to execution, attachment or similar process during the applicable Restricted Period. Upon any attempt to transfer, assign, pledge, or otherwise dispose of the Restricted Stock during the applicable Restricted Period contrary to the provisions of the Plan or this Agreement, or upon the levy of any attachment or similar process upon the Restricted Stock during the applicable Restricted Period, the Restricted Stock shall immediately be forfeited to the Company and cease to be outstanding. Subject to Sections 4 and 5 hereof, the period beginning on the date hereof through and including the vesting date for any particular shares of Restricted Stock shall be referred to herein as the "Restricted Period" with respect to such shares of Restricted Stock.

        3.     Stock Certificate.    Upon the grant of Restricted Stock hereunder, one or more stock certificates issued in respect of such shares of Restricted Stock shall be registered in the name of the Participant and shall be deposited by the Participant with the Company together with a stock power endorsed in blank. The Company shall provide the Participant with a receipt for such stock certificate acknowledging that the Company is holding such certificate pursuant to the terms of this Agreement. All stock certificates for shares of Restricted Stock during the Restricted Period shall bear the following legend:

    "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE THINKORSWIM GROUP INC. AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THINKORSWIM GROUP INC. A COPY OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY."

        With regard to any shares of Restricted Stock which vest pursuant to Section 1, the Company shall, within 60 days of the date such shares cease to be subject to restrictions, transfer such shares free of all restrictions set forth in this Agreement to the Participant (or his legal representative, beneficiary or heir); provided, however, that such shares shall continue to be subject to the restrictions on transfer imposed under applicable requirements of federal and state securities laws and any stock exchange on which the Common Stock may be listed at the time of such transfer.

        4.     Forfeiture of Restricted Stock.    Any shares of Restricted Stock issued pursuant to this Agreement which have not vested shall immediately be forfeited to the Company and cease to be outstanding upon the Participant's termination of employment or services with the Company for any reason other than (i) death, (ii) disability, or with the Committee's discretionary waiver of the vesting requirements, (iii) retirement, or (iv) Change of Control.

        5.     Acceleration of Vesting.

          (a)   Death or disability.    If Participant's employment or services with the Company terminate prior to the end of the Restricted Period by reason of his death or disability, all Restricted Stock shall be vested in full and all limitations on the Restricted Stock set forth in this Agreement and in the Plan shall automatically lapse.

          (b)   Retirement or Change of Control.    If Participant's employment or services with the Company terminate prior to the end of the Restricted Period by reason of his retirement or a Change of Control, all shares of Restricted Stock shall vest in full as of the date of retirement or a Change in Control, and all limitation on such shares of Restricted Stock set forth in this Agreement and in the Plan shall automatically lapse as of such date.

        6.     Stockholder's Rights.    Subject to the terms of this Agreement, during the Restricted Period, the Participant shall have, with respect to any of the shares of Restricted Stock, all rights of a stockholder of the Company, including the right to vote such shares and the right to receive all dividends paid with respect to such shares of Restricted Stock; provided, that the right to vote and receive dividends shall terminate immediately with respect to any shares of Restricted Stock upon forfeiture of those shares pursuant to Sections 4 hereof.

        7.     Withholding Tax.    The Participant hereby agrees that (i) he shall pay to the Company the amount of taxes which the Company is required to withhold with respect to any benefit under the Plan or this Agreement and (ii) in the event he fails to make such payment, the Company may, in its sole discretion, withhold from any payment or consideration to be paid to the Participant by the Company any such tax which the Company believes is required to be withheld, or retain or sell without notice a sufficient number of shares of Restricted Stock awarded hereunder to cover the amount to be withheld.

        8.     Representations.    The Participant hereby represents and warrants to the Company that all shares of Restricted Stock acquired upon the grant of Restricted Stock hereunder have been acquired for his own account for investment purposes only and not with a view toward the sale or distribution of any of the shares of Restricted Stock. The Participant acknowledges that he has been afforded full opportunity to request any and all relevant information and ask questions concerning the purposes and business of the Company, has been provided all information and copies of all documents he has requested, and has received answers to such questions to his full satisfaction.

        9.     Term of Employment or Services.    Neither the Plan nor this Agreement shall grant Participant any right to continue to serve in Participant's current capacity with the Company.

        10.   Amendment.    This Agreement may not be amended, modified or waived except by a written instrument signed by the party against whom enforcement of any such modification, amendment or waiver is sought.

        11.   Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the state of Delaware.

        12.   Severability.    If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from this Agreement.

        13.   Plan Governing.    The Participant hereby acknowledges receipt of a copy of the Plan and accepts and agrees to be bound by all of the terms and conditions of the Plan as if set out verbatim in this Agreement. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.

        14.   Integration.    This Agreement, read in conjunction with the Plan, constitutes the entire understanding of the parties, superceding and replacing all prior agreements and understandings, oral or written, between the Company and the Participant regarding the award and issuance of Restricted Stock covered hereby.

        15.   Counterparts.    This Agreement may be executed in two (2) or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile signatures shall have the same effect as original signatures.

IN WITNESS WHEREOF, the Participant has hereunto set his hand and the Company has caused this Agreement to be executed in its name and on its behalf, effective as of the date first written above.

THINKORSWIM GROUP INC.

By:	[Officer]

PARTICIPANT

By:
Name:
Date:

3

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  Exhibit 10.17
THINKORSWIM GROUP INC.
FORM OF RESTRICTED STOCK AWARD AGREEMENT UNDER THE AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN